UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2010

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 16, 2010, The Hartford Financial Services Group, Inc. (the "Company") announced that Christopher J. Swift was appointed Executive Vice President and Chief Financial Officer of the Company, effective March, 1, 2010. As previously announced, upon effectiveness of Mr. Swift's appointment, the Company’s current Chief Financial Officer, Lizabeth Zlatkus, will assume the role of Chief Risk Officer. A copy of the press release relating to Mr. Swift’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Mr. Swift, 49, comes to the Company from American International Group, Inc., which he joined in 2003. Most recently, Mr. Swift served as Vice Chairman and Chief Financial Officer of American Life Insurance Company (ALICO), a position he assumed in March 2009. ALICO reported assets under management of $89 billion as of December 31, 2008 and has operations in 54 countries. His responsibilities at ALICO included financial strategy and reporting, capital management, investments, risk management, treasury, product development and rating agency relationships. From July 2005 to March 2009, he served as Vice President and Chief Financial Officer of Life Insurance and Retirement Services; and from August 2003 to July 2005, he served as Executive Vice President, Chief Financial Officer and Head of Annuity Operations of AIG American General Life Companies.

The Company entered into a letter agreement (the "Agreement") with Mr. Swift on February 14, 2010, regarding the terms of Mr. Swift’s employment. Under the Agreement, Mr. Swift will receive an annual cash base salary of $975,000. In addition, he will receive deferred units under The Hartford Deferred Stock Unit Plan (the "Plan") at an annual rate of $1,525,000, to be credited each regular pay period. During the Company's first open trading window period following Mr. Swift's commencement of employment, he will also receive a long-term incentive award for 2010 in the form of a $1,041,250 restricted unit award. This award, which will be granted under the Plan, vests on the third anniversary of the award date and will be settled on a schedule tied to the Company's repayment of its obligations under the U.S. Department of the Treasury's Troubled Asset Relief Program ("TARP"). For years after 2010, Mr. Swift will receive long-term incentive awards as may be determined by the compensation and personnel committee of the Company's board of directors in their discretion. Crediting of the deferred units, and vesting and payment of the restricted units, is subject to restrictions under applicable TARP regulations. All amounts payable to Mr. Swift under the agreement are limited to the extent required by the Interim Final Rule issued by the U.S. Department of the Treasury regarding permissible compensation arrangements of TARP recipients and by other applicable law. The agreement with Mr. Swift also contains non-competition, non-solicitation and confidentiality provisions.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of The Hartford Financial Services Group, Inc. dated February 16, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

February 16, 2010	By:	Alan J. Kreczko

Name: Alan J. Kreczko
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hartford Financial Services Group, Inc. dated February 16, 2010